2ND AMENDMENT TO THE
DISTRIBUTION AGREEMENT

THIS SECOND AMENDMENT, dated as of the 1st day of August, 2007 (this “Amendment”), to the Distribution Agreement dated October 31, 2001, as amended (the “Agreement”), is entered by and between COUNTRY MUTUAL FUNDS TRUST, a Delaware business trust (the “Trust”), COUNTRY TRUST BANK, a federal thrift (“CTB”) and QUASAR DISTRIBUTORS, LLC, a Delaware limited liability company (the “Distributor”).

WHEREAS, the Trust, CTB and the Distributor have entered the Agreement, pursuant to which, among other things, the Distributor serves as principal underwriter in connection with the offering and sale of shares of each series of the Trust identified in the Agreement; and

WHEREAS, effective June 1, 2006, the Trust, CTB and the Distributor amended the Distribution Agreement to replace Exhibit A in order to amend the series of the Trust covered by the Agreement, and to replace Exhibit B to amend the fees and expenses payable to the Distributor for services provided under the Agreement; and

WHEREAS, the parties wish to update the series of the Trust covered by the Agreement.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the Trust, CTB and the Distributor agree as follows:

1.           Exhibit A to the Agreement shall be deleted in its entirety and replaced by Exhibit A attached to this Amendment.

Except to the extent amended hereby, the Agreement shall remain in full force and effect on the terms and conditions set forth therein.

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the date first set forth above.

COUNTRY TRUST BANK

By:  /s/ Robert W. Rush
Robert W. Rush, Jr.
Senior Vice President and Trust Officer

COUNTRY MUTUAL FUNDS TRUST

By:  /s/  Robert J. McDade
Robert J. McDade
Vice President

QUASAR DISTRIBUTORS, LLC

By:    /s/ James R. Schoenike
James R. Schoenike
President

EXHIBIT A
To the
Distribution Agreement – COUNTRY Mutual Funds Trust

Fund Names

Separate Series of COUNTRY Mutual Funds Trust

Name of Series	Date Added
COUNTRY Growth Fund	10/31/01
COUNTRY Bond Fund	10/31/01